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                                                                   EXHIBIT 11.1


        CALCULATION OF HISTORICAL AND PRO FORMA EARNINGS (LOSS) PER SHARE
                    (In thousands, except per share amounts)
                                   (unaudited)


                                      Three months ended     Nine months ended
                                           December 31,          December 31,
                                       ------------------   -------------------
                                         1997       1996      1997        1996
                                       -------   --------   -------    --------

Net income (loss) ..................   $   132    $(1,580)   $ 3,645    $(10,769)
                                       =======    ========   =======    ========
Basic earnings per share............   $  0.01
                                       =======
Historical weighted average number of
 common shares:
   Common stock.....................    14,985
                                       =======

Pro forma basic earnings(loss)
 per share..........................              $ (0.15)   $  0.27    $  (1.12)
                                                  =======    =======    ========
Pro forma weighted average number of
 common shares:
    Preferred stock.................                3,681      1,298       3,355
    Common stock....................                6,972     12,144       6,228
                                                  -------    -------    --------
                                                   10,653     13,442       9,583
                                                  =======    =======    ========
Diluted earnings per share..........     $0.01
                                        ======

Historical weighted average number of
 common and common equivalent shares:
   Common stock......................   14,985
   Common stock options..............    1,865
                                        ------
                                        16,850
                                        ======

Pro forma diluted earnings (loss)
  per share..........................             $ (0.13)   $  0.24    $  (0.91)
                                                  =======    =======    ========

Pro forma weighted average number of
 common and common equivalent shares:
   Preferred stock...................               3,681      1,297       3,355
   Common stock......................               6,972     12,144       6,228
   Common stock options..............               1,593      1,652       2,280
                                                  -------    -------    --------
                                                   12,246     15,093      11,863
                                                  =======    =======    ========



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